STOCK PURCHASE AGREEMENT




                                 BY AND AMONG





                     U. S. COMMERCIAL FUNDING CORPORATION
                            an Illinois Corporation

                                      and

                         HAROLD GOODMAN and KEITH REID










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                               TABLE OF CONTENTS


ARTICLE I
DEFINITIONS..................................................................1

ARTICLE II
SALE AND TRANSFER OF SHARES; CLOSING.........................................5
      2.1.  Basic Transaction................................................5
      2.2.  Purchase Price...................................................5
      2.3.  Closing..........................................................6
      2.4.  Closing Obligations..............................................6

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF
SELLERS RELATING TO TRANSACTION..............................................7
      3.1.  Authorization of Transaction.....................................7
      3.2.  Noncontravention.................................................7
      3.3.  Brokers' Fees....................................................7
      3.4.  The Shares.......................................................7

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF
SELLERS RELATING TO THE COMPANY..............................................8
      4.1.    Organization...................................................8
      4.2.    Capitalization.................................................8
      4.3.    Noncontravention...............................................9
      4.4.    Articles of Incorporation and By-Laws..........................9
      4.5.    Financial Statements...........................................9
      4.6.    No Undisclosed Material Liabilities............................9
      4.7.    Absence of Certain Changes or Events..........................10
      4.8.    Litigation and Proceedings....................................11
      4.9.    Compliance with Laws, Rules and Regulations...................11
      4.10.  Contracts......................................................11
      4.11.  Material Contract Defaults.....................................11
      4.12.  Taxes and Tax Returns..........................................11
      4.13.  No Subsidiaries................................................12
      4.14.  Title and Related Matters......................................13
      4.15.  Intellectual Property..........................................13
      4.16.  Real Property Leaseholds.......................................13
      4.17.  Notes and Accounts Receivables.................................13
      4.18.  Insurance......................................................13
      4.19.  Environmental, Health, and Safety Matters......................13
      4.20.  Employees......................................................15
      4.21.  Certain Payments...............................................15

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      4.22.  Relationships with Related Persons.............................15
      4.23.  The Disclosure Schedules.......................................16
      4.24.  Information....................................................16

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER.....................................16
      5.1.    Organization and Good Standing................................16
      5.2.    Authority; No Conflict........................................16
      5.3.    Certain Proceedings...........................................17
      5.4.    Brokers or Finders............................................17

ARTICLE VI
CONDUCT PRIOR TO CLOSING....................................................17
      6.1.  General.........................................................17
      6.2.  Operation of Business...........................................17
      6.3.  Preservation of Business........................................18
      6.4.  Full Access.....................................................18
      6.5.  Notice of Developments..........................................18
      6.6.  Exclusivity.....................................................19

ARTICLE VII
POST-CLOSING COVENANTS......................................................19
      7.1.    General.......................................................19
      7.2.    Litigation Support............................................19
      7.3.    Transition....................................................19

ARTICLE VIII
CONDITIONS OF THE SELLERS...................................................20
      8.1.    Representations...............................................20
      8.2.    Compliance....................................................20
      8.3.    Certificate of Buyer..........................................20
      8.4.    No Litigation.................................................20
      8.5.    Employment Agreements.........................................20
      8.6.    Repayment of Loans to Sellers.................................20
      8.7.    Repayment or Renegotiation of Bank Debt ......................20
      8.8.    Completion of All Actions.....................................20

ARTICLE IX
CONDITIONS OF BUYER.........................................................21
      9.1.    Representations...............................................21
      9.2.    Compliance....................................................21
      9.3.    No Material Adverse Change....................................21
      9.4.    Certificate of the Sellers....................................21
      9.5.    Absence of Litigation.........................................21
      9.6.    Good Standing.................................................22

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      9.7.    Financial Statements..........................................22
      9.8.    Resignations..................................................22
      9.9.    Employment Agreements.........................................22
      9.10.   Financing.....................................................22
      9.11.   Completion of All Actions.....................................22

ARTICLE X
NON-COMPETITION.............................................................22
      10.1.   Non-Competition...............................................22
      10.2.   Definition of Competition.....................................23
      10.3.   Enforcement...................................................23
      10.4    Additional Consideration for Stock Purchase...................23
      10.5    Exception to Non-Competition Covenant.........................24

ARTICLE XI
INDEMNIFICATION, SURVIVAL, TERMINATION AND EXPENSES.........................24
      11.1.  Nature and Survival of Representations.........................24
      11.2.  Indemnification................................................24
      11.3.  Other Remedies.................................................25
      11.4   Termination....................................................25
      11.5   Effect of Termination..........................................25

ARTICLE XII
MISCELLANEOUS...............................................................25
      12.1.   Notices.......................................................25
      12.2.   Entire Agreement..............................................26
      12.3.   Effect; Assignment............................................26
      12.4    Amendments; Waivers...........................................26
      12.5    Further Assurances............................................27
      12.6    Headings......................................................27
      12.7    Counterparts..................................................27
      12.8    Severability..................................................27
      12.9.  Legal Fees and Expenses........................................27
      12.10.  Nature of Certain Obligations.................................27
      12.11.  Construction..................................................27
      12.12.  Incorporation of Exhibits, Annexes, and Schedules.............28
      12.13.  Specific Performance..........................................28
      12.14.      Texas Law ................................................28
      12.15.      Mediation and Arbitration ................................28
      12.16.  Additional Condition to Closing...............................28

SIGNATURES..................................................................29

Attachments
Exhibit "A" - Buyer's Notes and Security Agreements

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Exhibit "B" - Employment Agreement of Harold Goodman
Exhibit "C" - Employment Agreement of Keith Reid
Exhibit "D" - Non-Disclosure Agreement
Schedules



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                           STOCK PURCHASE AGREEMENT


      This Stock Purchase Agreement ("Agreement") is made as of _________, 1998, by U.S. Commercial Funding Corporation, an Illinois corporation ("Buyer"), Harold Goodman, an individual resident in Texas ("Goodman"), and Keith Reid, an individual resident in Texas ("Reid" and, collectively with Goodman, "Sellers").

                                   Recitals

      Sellers desire to sell Buyer, and Buyer desires to purchase from Sellers, all of the issued and outstanding shares (the "Shares") of capital stock of Goodman Factors, Inc. , a Texas corporation (the "Company"), for the consideration and on the terms set forth in this Agreement.

                                   AGREEMENT

      In consideration of the mutual agreements, representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   Article I
                                  Definitions

      For purposes of this Agreement, the following terms have the meanings specified in this Article 1:

      "Affiliate" -- has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

      "Best Efforts"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

      "Breach"-- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision which is Material.

      "Competing Entity" -- "Competing Entity" shall mean any Entity that is engaged, or intends to engage, directly or indirectly, in the Business in competition with the Company within the Territory defined in Article X of this Agreement.


      "Consent"--any   approval,   consent,   ratification,   waiver,  or  other
authorization (including any Governmental Authorization).

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     "Contemplated  Transactions"--all of the transactions  contemplated by this
Agreement, including:

            (a) the sale of the Shares by Sellers to Buyer;

            (b) the execution, delivery, and performance of the Promissory Note, the Employment Agreements, and the Noncompetition Agreements;

            (c) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and

            (d) Buyer's acquisition and ownership of the Shares and exercise of control over the Acquired Companies.

      "Contract"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

      "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

      "GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 4.5 were prepared.

      "Governmental Authorization"--any approval, consent, license, permit, waiver, or other authorization issued, granted or given by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

      "Governmental Body"--any:

            (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

            (b) federal, state, local, municipal, foreign, or other government;


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            (c)  governmental  or  quasi-governmental  authority  of any  nature
      (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or

            (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

      "IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

      "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

      "Knowledge"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter.

      A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

      "Legal  Requirement"--any  federal,  state,  local,  municipal,   foreign,
international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

      "Material" - an out-of-pocket expense or item in excess of $25,000.

      "Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

            (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

            (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) [and is not required to be specifically authorized by the parent company (if any) of such Person]; and

            (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "Organizational    Documents"--(a)   the   articles   or   certificate   of
incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general

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partnership;  (c) the  limited  partnership  agreement  and the  certificate  of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

      "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

      "Proceeding"--any action, arbitration, audit, hearing, investigation (to the extent known by the Person) , litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

      "Related Person"--with respect to a particular individual:

            (a) each other member of such individual's Family;

            (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

            (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

            (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

      With respect to a specified Person other than an individual:

            (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

            (b) any Person that holds a Material Interest in such specified Person;

            (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

            (d) any Person in which such specified Person holds a Material Interest;

            (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

            (f) any Related Person of any individual  described in clause (b) or
(c).


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      For  purposes  of this  definition,  (a)  the  "Family"  of an  individual includes (i) the individual, (ii) the individual's spouse, (iii) the individuals children or parents, and (iv) any other natural Person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

      "Securities Act"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

      "Tax" -- means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

      "Tax Return"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

      "Threatened"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing).

                                  Article II
                     Sale and Transfer of Shares; Closing

      2.1. Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to the Buyer, all of his Shares for the consideration specified below in this Article 2. The parties acknowledge that the Company is indebted to Goodman in the amount of $2,500,000 and to Reid in the Amount of $650,000. Each of such loans is evidenced by the Company's promissory note. As part of the basic transaction, the Company will repay each of such loans in full at Closing.

      2.2. Purchase Price. The Buyer agrees to pay to the Sellers at the Closing, Eleven Million Seven Hundred and Fifty Thousand Dollars ($11,750,000) (the "Purchase Price") by delivery of (i) its promissory notes (the "Buyer Notes") in the form of Exhibit A attached hereto in the aggregate principal amount of $2,750,000 and (ii) cash for the balance of the Purchase Price ($9,000,000) payable by wire transfer or delivery of other immediately available funds. The Purchase Price shall be allocated among the Sellers in proportion to their respective holdings of the Shares as follows:

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            Seller                  Buyer Note        Cash

            Harold Goodman          $1,375,000        $4,500,000
            Keith Reid              $1,375,000        $4,500,000

      2.3. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Goodman Factors in Dallas, Texas, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Sellers may mutually determine (the "Closing Date").

      2.4.   Closing Obligations. At the Closing:

            (a) Sellers will deliver to Buyer:

                  (i) certificates  representing  the Shares,  duly endorsed (or accompanied by duly executed stock powers);

                  (ii) employment agreements in the form of Exhibits B and C, executed by Sellers (collectively, "Employment Agreements"); and

                  (iii) a  certificate  executed  by  Sellers  representing  and warranting to Buyer that each of Sellers' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Schedules that were delivered by Sellers to Buyer prior to the Closing Date); and

            (b) Buyer will deliver to Sellers:

                  (i) the following amounts by bank cashier's or certified check payable to the order of or by wire transfer to accounts specified by Goodman and Reid, respectively:
            $4,500,000 to Goodman and $4,500,000 to Reid;

                  (ii) promissory notes payable to Goodman and Reid in the respective principal amounts of $1,375,000 and $1,375,000 in the form of Exhibit A;

                  (iii) a  certificate  executed  by Buyer to the  effect  that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

                  (iv) the Employment Agreements, executed by Buyer.

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            (c) At  Closing,  the  Company  will  repay an  outstanding  loan to
      Goodman in the principal amount of $2,500,000 and an outstanding loan to Reid in the principal amount of $650,000. All accrued interest on such loans shall be repaid by the Company at Closing. At the Closing, the Buyer shall provide the Company additional debt or equity funding in an amount necessary to repay the entire principal and interest of the Goodman and Reid loans.

                                 Article III
      Representations and Warranties of Sellers Relating to Transaction

      Each of the Sellers represents and warrants to the Buyer, with respect to himself, that the statements contained in this Article 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3).

      3.1. Authorization of Transaction. The Seller has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the Contemplated Transactions.

      3.2. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the Contemplated Transactions, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he is bound or to which any of his assets is subject. The parties acknowledge that NationsBank of Texas has a first lien on the Company's accounts receivable which must be repaid or renegotiated in connection with the Closing.

      3.3. Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

      3.4. The Shares. Goodman and Reid are currently parties to a Buy-Sell Agreement relating to the Shares. Such Agreement will be terminated by Goodman and Reid prior to the Closing. At the Closing, the Seller shall hold of record and shall own beneficially 50,000 Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). The Seller is not a party to any voting trust, proxy, or

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other agreement or understanding with respect to the voting of any capital stock of the Company. Notwithstanding anything else contained herein to the contrary, the Buyer acknowledges that the Reid is indebted to Goodman in the approximate amount of $472,000, which debt is secured by 20,000 shares of the Company owned by Reid. At the Closing of this Stock Purchase Agreement, Reid shall pay such debt to Goodman and the Reid Shares shall be released from Goodman's lien and shall be transferred to Buyer free and clear of all liens and encumbrances.


                                  Article IV
      Representations and Warranties of Sellers Relating to The Company

      The Sellers represent and warrant to the Buyer that the statements contained in this Article 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4), except as set forth in the disclosure schedule delivered by the Sellers to the Buyer on the date hereof and initialed by the Parties (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 4.

      4.1. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite licenses, qualifications, corporate power and authority to own, lease and operate its assets and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such qualifications, licenses, power and authority would not in the aggregate have a material adverse effect on the business, operations or financial condition of the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or jurisdiction which requires such qualification except where the failure to be in good standing or to have such qualifications would not in the aggregate have a material adverse effect on the business, operations or financial condition of the Company. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete.

      4.2. Capitalization. The entire authorized capital stock of the Company consists of 100,000 shares of common stock having $2.50 par value, of which100,000 shares are currently issued and outstanding and of which not more than 100,000 will be issued and outstanding at the Closing Date.
 All of such shares are owned, and at the Closing will be owned, by the Sellers. There are no outstanding convertible securities, warrants, options, or commitments of any nature which may cause authorized but unissued shares of the Company's Common Stock to be issued to any Person. At the Closing all issued and outstanding shares of the Company will have been duly authorized, legally issued, fully paid, and non-assessable, and not issued in violation of the pre-emptive or other right of any Person. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

      4.3. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the Contemplated Transactions, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets). The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the Contemplated Transactions. The parties acknowledge that NationsBank of Texas has a first lien on the Company's accounts receivable which must be repaid or renegotiated in connection with the Closing.

      4.4. Articles of Incorporation and By-Laws. Attached hereto as Schedule 4.4, are true and correct copies of the Articles of Incorporation and Bylaws of the Company. Such Articles of Incorporation and Bylaws are in full force and effect and no amendments are pending. The Company is not in violation of any provision of its Certificate of Incorporation or Bylaws. Schedule 4.4 also contains copies of all Board of Director minutes and resolutions and all Shareholder minutes and resolutions of the Company since January 1, 1994.

      4.5. Financial Statements. Attached hereto as Schedule 4.5, are the following financial statements of the Company (collectively the "Financial Statements"): (i) audited consolidated and unaudited consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1997, and December 31, 1996 (the "Most Recent Fiscal Year End") for the Company; and (ii) unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the three (3) months ended March 31, 1998 (the "Most Recent Fiscal Month End") for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

     4.6. No Undisclosed Material Liabilities. The Company is not subject to any material liability ($25,000 or more) of any kind whatsoever (whether accrued, absolute, contingent, or otherwise) that are, individually or in the aggregate, material to the Company taken as a whole other than:

     (a) liabilities disclosed or provided for in the Most Recent Financial Statements;

            (b) liabilities incurred in the ordinary course of business since the date of the Most Recent Financial Statements consistent with past practice;

            (c)  liabilities  contemplated  by and arising under this Agreement;
and

            (d) liabilities described in Schedule 4.6 attached hereto.

      To the knowledge of the Sellers, no circumstances exist which would result in the imposition of any other liabilities.

      4.7. Absence of Certain Changes or Events. Except as contemplated by this Agreement or disclosed in Schedule 4.7, or except in the Ordinary Course of Business consistent with its past practices, since the Most Recent Fiscal Year End, the Company has not: (i) suffered any change in its business, operations, properties, condition (financial or otherwise), or prospects which has had or, to the knowledge of Sellers, would likely have, individually or in the aggregate, a material adverse effect on the business, properties, assets or operations of the Company; (ii) suffered any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of the Company and which has had, or to the knowledge of Sellers, would likely have individually or in the aggregate, a material adverse effect on the business, properties, assets or operations of the Company; (iii) incurred any liability or obligation (absolute, accrued, contingent or otherwise), or suffered any material bad debt or contingency in an amount in excess of $25,000; (iv) changed accounting methods, principles or practices; (v) revalued any asset, other than due to depreciation and amortization, (vi) paid, discharged or satisfied any claims, liabilities or obligations in an amount in excess of $25,000; (vii) entered into any commitment or transaction material to The Company taken as a whole in an amount in excess of $25,000; (viii) declared, set aside or paid any dividend or distribution in respect of any capital stock, or redeemed, purchased or otherwise acquired any of these securities or modified its capitalization;
(ix) increased or established any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or otherwise changed the compensation payable or to become payable to any officer or key employees of The Company, (x) canceled any debts or waived any claims in an amount in excess of $25,000; (xi) transferred any assets in an amount in excess of $25,000; (xii) made capital expenditures and commitments in an amount in excess of $25,000; and (xiii) paid, loaned or abandoned (other than payment of salaries or benefits or reimbursement of expenses) any amount to, or sold, transferred or leased any properties or assets to, or entered into any contract with, any of its officers or directors, or any affiliate or associate of any of its officers or directors.

      4.8. Litigation and Proceedings. Except as set forth in the Schedule 4.8, there is no claim or Proceeding pending or, to the Knowledge of the Sellers, threatened by or against the Company or a Seller, or any property or asset of the Company, by any Person or any Governmental Authority which (i) is reasonably likely to have, individually and in the aggregate, a material adverse effect on the business, assets or operations of the Company or (ii) seeks to delay or prevent the consummation of the transactions contemplated by this Agreement. As of the date hereof, neither the Company nor any property or asset of the Company is subject to any order, writ, judgment, injunction, decree, determination or award. Any and all litigation or Proceeding in which the Company or a Seller, their assets or properties are parties, are threatened to be parties is set forth on Schedule 4.8.

      4.9. Compliance with Laws, Rules and Regulations. Schedule 4.9 sets forth all material governmental licenses, permits and other Governmental Authorization (or requests or applications therefor) pursuant to which the Company carries on its business. To the knowledge of the Sellers, the Company complies with all applicable federal laws, rules and regulations and all applicable state and local laws, rules and regulations relating to the operation of its business, except to the extent that non-compliance would not materially and adversely affect the business, operations, properties, assets or condition of the Company or except to the extent that non-compliance would not result in the occurrence of any material liability for the Company.

      4.10. Contracts. Schedule 4.10 sets forth a complete and correct list of all leases and all material Contracts to which the Company is a party or by which any of its properties or assets are bound. The Company is not a party to any other material Contract. To the knowledge of the Sellers, and subject to the laws of bankruptcy, insolvency, general creditor's rights, and equitable principles, all Contracts to which the Company is a party or by which its properties or assets are bound and which are material to its operations taken as a whole, are valid and enforceable in all material respects. For purposes of this Agreement, a "Material" agreement is an agreement which can reasonably be expected to involve more than $25,000. The Company is not a party to or bound by, and the assets of the Company are not subject to, any Material Contract or instrument; any charter restriction; or any judgment, order, writ, injunction or decree which materially and adversely affects, or in the future is likely to (as far as the Sellers can now foresee) materially and adversely affect, the business, operations, properties, assets or condition of the Company.

      4.11. Material Contract Defaults. To the Knowledge of the Sellers, the Company is not in default in any material respect under the terms of any outstanding contract, agreement, promissory notes, license, lease, or other commitment which is material to the business, operations, assets, or condition of the Company, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which the Company has not taken adequate steps to prevent such a default from occurring.

      4.12.  Taxes and Tax Returns.

     4.12.1. Except as described in Schedule 4.12, the Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company(whether or not shown on any Tax Return) have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

            4.12.2. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

            4.12.3. No Seller or director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which any of the Sellers and the directors and officers (and employees responsible for Tax matters) of the Company has Knowledge based upon personal contact with any agent of such authority. Schedule 4. 12 lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1993, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since December 31, 1993.

            4.12.4. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            4.12.5. The Company has not filed a consent under Code ss.341(f) concerning collapsible corporations. The Company has not made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss.280G. The Company is not a party to any Tax allocation or sharing agreement. The Company (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return or (B) has any Liability for the Taxes of any Person as a transferee or successor, by contract, or otherwise.

            4.12.6. The unpaid Taxes of the Company (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

      4.13. No Subsidiaries. The Company has no subsidiaries and does not own any capital stock, security, partnership interest, or other interest of any kind in any corporation, partnership, joint venture, association, or other entity.

      4.14. Title and Related Matters. The Company has good and marketable title to all of its inventory, interests in properties and other assets which are reflected in the Most Recent Financial Statements or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances, except (i) statutory liens or claims not yet delinquent; (ii) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the assets or properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties or in connection with such assets; and (iii) such liens as are described in the Most Recent Financial Statements or in the Disclosure Schedules. The offices and equipment of the Company that are necessary or used in the operations of its business are in good operating condition and repair, normal wear and tear excepted.

      4.15. Intellectual Property. Schedule 4.15 hereto contains a complete list and description of all the Company's United States and foreign (a) patents and patent applications; (b) trademark registrations and applications for trademark registrations; (c) copyright registrations and applications for copyright registrations; and (d) unregistered trademarks, trade names, service marks and copyrights. The Company wholly owns the exclusive rights to all of the above-described intellectual property and there are no known threatened claims of any third party challenging the ownership, scope or validity of any of the said intellectual property; to the Knowledge of the Sellers, there is no infringing use by any Person or entity of any of said intellectual property; and to the Knowledge of Sellers, there has been no disclosure of any of its trade secrets to any Person other than Persons who have executed confidentiality/non-competition agreements.

      4.16. Real Property Leaseholds. The Company leases its facilities pursuant to the leases identified in the attached Schedule 4.16. The Company is not bound by any other real property leases, and the Company does not own any real property.

      4.17. Notes and Accounts Receivables. All of the Company's notes and accounts receivable arose in the Ordinary Course of Business, are "arms length" and bona fide, and are correctly reflected in The Company's books and records. Except as described in Schedule 4.17, to the Knowledge of Sellers, all of the Company's accounts receivable (net of reserves for doubtful accounts set forth on the Financial Statements) are collectible in accordance with their terms. To the Knowledge of the Sellers, none of the Company's notes or accounts receivable or contracts is subject to any set off, counterclaim or adjustment by reason of any product liability, breach of warranty, contract, accounting error or other claim.

     4.18. Insurance. The Company maintains insurance policies as described on the attached Schedule 4.18.

      4.19. Environmental, Health, and Safety Matters.

            4.19.1. The Company, and each of its predecessors and Affiliates, have complied and is in compliance with all Environmental, Health, and Safety Requirements.

            4.19.2. Without limiting the generality of the foregoing, the Company and its predecessor and Affiliates have obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on Schedule 4.19.

            4.19.3. Neither the Company, nor its predecessors or Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

            4.19.4.  None of the  following  exists at any  property or facility
owned  or  operated  by  the  Company:   (1)  underground   storage  tanks,  (2)
asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

            4.19.5. None of the Company, or its predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

            4.19.6. Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

            4.19.7. Neither the Company, nor any of its predecessors or Affiliates has, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

            4.19.8. No facts, events or conditions relating to the past or present facilities, properties or operations of the Company, or any of its predecessors or Affiliates will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

      4.20    Employees.

            4.20.1. Schedule 4.20 contains a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: (i) name; (ii) job title;
(iii) current compensation paid or payable by the Company and any change in compensation since December 31, 1995; (iv) vacation accrued; and (v) service credited for purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

            4.20.2. No employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or is likely to adversely affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business. To Sellers' Knowledge, no director, officer, or other key employee of the Company intends to terminate his employment with the Company.

      4.21. Certain Payments. Since its inception, neither the Company nor any director, officer, agent, or employee of the Company or any other Person associated with or acting for or on behalf of the Company has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any affiliate of the Company, in violation of any Legal Requirement; or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

      4.22. Relationships with Related Persons. Except as set forth on Schedule 4.22, neither Seller nor any Related Person of a Seller has, or since the inception of the Company has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company. Neither Seller or any Related Person of a Seller is, or since the inception of the Company has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has
(i) had business dealings or a material financial interest in any transaction with the Company, other than business dealings or transactions conducted in the Ordinary Course of Business at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company. Except as set forth in Schedule 4.22, neither Seller, nor any Related Person of a Seller, is a party to any Contract with, or has any claim or right against, the Company.

      4.23. The Disclosure Schedules. Within twenty (20) days from the date hereof, the Sellers shall deliver to Buyer the Disclosure Schedules which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the Sellers as true and correct.

      4.24. Information. The information concerning the Company set forth in this Agreement and in the Disclosure Schedules is complete and accurate in all material respects and does not contain any untrue statement of material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made, not misleading.

                                   Article V
                    Representations and Warranties of Buyer

      Buyer represents and warrants to Sellers as follows:

      5.1.  Organization  and  Good  Standing.   Buyer  is  a  corporation  duly
organized, validly existing, and in good standing under the laws of the State of Illinois.

      5.2.   Authority; No Conflict.

            5.2.1. This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Employment Agreements and the Buyer's Notes (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

            5.2.2. Except as set forth in Schedule 5.2, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

            (i) any provision of Buyer's Organizational Documents;

            (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

            (iii) any Legal Requirement to which Buyer may be subject; or

            (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

Except as set forth in Schedule 5.2, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

      5.3. Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

      5.4. Brokers or Finders. Buyer has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer.

                                  Article VI
                           Conduct Prior to Closing

      The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing, the covenants contained in this
Article 6 shall be applicable.

      6.1. General. Each of the Parties will use his or its Best Efforts to take all action and to do all things necessary in order to consummate and make effective the Contemplated Transactions (including satisfaction, but not waiver, of the closing conditions)

      6.2. Operation of Business. The Sellers will not cause or permit the Company to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Sellers will not cause or permit the Company to:

            (a) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock,

            (b) make any change in its Articles of Incorporation or Bylaws;

            (c) make any change in the authorized or issued shares except as contemplated by this Agreement;

            (d) make any payment or distribution to shareholders or purchase or redeem any shares of capital stock;

            (e) mortgage, pledge, or subject to lien or encumbrance any of its assets, tangible or intangible;

            (f) cancel any debts or claims or waive any rights of value;

            (g)  incur  any   indebtedness  or  guarantees  or  enter  into  any
      commitment or make any material capital expenditures or investments;

            (h) make any loan, accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any of its present or former officers or employees;

            (i) make any material change in its method of management, operation, or accounting;

            (j) except in the Ordinary Course of Business, enter into any other material transactions;

            (k) hire any Person as an employee except in the Ordinary Course of Business;

            (l) adopt any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees.

            (m) grant or agree to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof ;

            (n) sell or transfer, or agree to sell or transfer, any of its assets, property, or rights or cancel or agree to cancel, any debts or claims; or

            (o) make or permit any amendment or termination of any material contract, agreement, or license to which it is a party.

      6.3. Preservation of Business. The Sellers will cause the Company to keep its business and assets substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

      6.4. Full Access. Each of the Sellers will permit, and the Sellers will cause the Company to permit, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Company.

      6.5. Notice of Developments. The Sellers will give prompt written notice to the Buyer of any material adverse development causing a Breach of any of the representations and warranties in Article 3 and 4 above. No disclosure by any Party pursuant to this Section 6.5, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, Breach of warranty, or breach of covenant.

      6.6. Exclusivity. Neither of the Sellers will (and the Sellers will not cause or permit the Company to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of the Company (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Neither of the Sellers will vote their Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Sellers will notify the Buyer immediately if any Person makes any proposal or offer with respect to any of the foregoing.


                                  Article VII
                           Post-Closing Covenants.

      The Parties agree, with respect to the period following the Closing, that the covenants contained in this Article VII shall be applicable.

      7.1. General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification under Article 11 below). The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company.

      7.2. Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Article 11 below).

      7.3. Transition. Neither of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, lender, borrow, seller, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. Each of the Sellers will refer all customer inquiries relating to the businesses of the Seller to the Buyer from and after the Closing.

                                 Article VIII
                           Conditions of The Sellers

      The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

      8.1. Representations. The representations and warranties by or on behalf of Buyer contained in this Agreement or in any certificate or documents delivered to Sellers pursuant to the provisions hereof shall be true in all material respects at the Closing as though such representations and warranties were made at and as of such time.

      8.2. Compliance. Buyer shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

      8.3. Certificate of Buyer. Buyer shall have delivered to the Sellers a certificate of Buyer, dated as of the date of Closing, and signed by its President and Secretary to the effect that (i) each of the representations and warranties of the Buyer contained herein is true and correct and (ii) Buyer has performed all obligations and complied with all covenants required by this Agreement to be performed and complied with by it prior to the Closing.

      8.4. No Litigation. No action, suit, or Proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

      8.5. Employment Agreements. The Company, at the Buyer's Direction, shall, effective at Closing, enter into Employment Agreements with Sellers in the form of Exhibits B and C attached hereto. Such Employment Agreements shall be in lieu of and shall supersede and replace in total, any and all written or oral employment agreements, understandings, relationships or course of dealing between the Company and Seller relating to employment or shareholder distributions.

      8.6. Repayment of Loans to Sellers. The Company shall have repaid its outstanding debt to Goodman in the principal amount of $2,500,000 and its outstanding debt to Reid in the principal amount of $650,000.

      8.7. Repayment or Renegotiation of Bank Debt. The Buyer shall have repaid or renegotiated the NationsBank debt of the Company and in connection therewith shall have eliminated Reid's guarantee of such debt and Goodman's subordination obligation to such debt.

     8.8. Completion of All Actions. All actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

      The Sellers may waive any condition specified in this Article 8 if they execute a writing so stating at or prior to the Closing.

                                       Article IX
                              Conditions of Buyer

      The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

      9.1. Representations. The representations and warranties by or on behalf of the Sellers contained in this Agreement or in any certificate or documents delivered pursuant to the provisions hereof shall be true in all material respects at the Closing as though such representations and warranties were made at and as of such time.

      9.2. Compliance. The Sellers shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

      9.3. No Material Adverse Change. There shall not have occurred (i) any material adverse change since March 31, 1998 in the business, properties, results of operations or financial condition of the Company; or (ii) any loss or damage to any of the properties of or assets of the Company which will materially affect or impair its ability to conduct after the Merger the business now being conducted by it.

      9.4. Certificate of the Sellers. The Sellers shall have delivered to Buyer a certificate of The Company, dated the Closing Date, and signed by each of the Sellers to the effect that (i) each of the representations and warranties of the Sellers contained herein and in the Disclosure Schedules is true and complete in accordance with the terms thereof as of the Closing Date; and (ii) the Sellers have performed all obligations and complied with all covenants required by this Agreement to be performed and complied with by it prior to the Closing Date.

      9.5. Absence of Litigation. No action, suit, or Proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Shares and to control the Company, or (D) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

      9.6. Good Standing. The Company will be in good standing in the State of Texas at the Closing Date and the Sellers shall deliver a Certificate of Good Standing to Buyer at the Closing.

      9.7. Financial Statements. The closing of the stock purchase is conditioned upon the availability, at the Closing, of such audited and other financial statements as are required to be included in a Form 8-K required to be filed by Buyer in connection with the purchase of the Company. Such financial statements shall include audited financial statements for the last two fiscal years of the Company and unaudited interim financial statements up through the most recent fiscal quarter.

      9.8. Resignations. The Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Company other than those whom the Buyer shall have specified in writing at least five business days prior to the Closing;

      9.9. Employment Agreements. The Company, at the Buyer's Direction, shall, effective at Closing, enter into Employment Agreements with Sellers in the form of Exhibits B and C attached hereto. Such Employment Agreements shall be in lieu of and shall supersede and replace in total, any and all written or oral employment agreements, understandings, relationships or course of dealing between the Company and Seller relating to employment or shareholder distributions, except for the balance of shareholder distributions due to date of closing.

      9.10. Financing. The Buyer shall have obtained, within ninety (90) days from the later of the date of execution hereof or the deliver of the Sellers' Schedules required hereunder, on terms and conditions reasonably satisfactory to it the financing it needs in order to consummate the Contemplated Transactions and to fund the working capital requirements of the Company after the Closing. If Buyer is unable to obtain financing under this Section 9.10 of this Agreement, the Buyer shall pay each Seller a fee of $25,000 and in such event, this Agreement shall be terminated and shall be of no further force or effect and no party shall have any further rights or obligations under this Agreement except for the payment of such fee. Such $25,000 fees shall be paid not later than ten days from the expiration of such ninetieth (90th)day.

      9.11. Completion of All Actions. All actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer.

      The Buyer may waive any condition specified in this Article 9 if it executes a writing so stating at or prior to the Closing.

                                   ARTICLE X
                                NON-COMPETITION

      10.1. Non-Competition. The non-competition provisions of this Article X shall apply to Goodman and Reid. During the period commencing on the Closing Date and ending at the later of five years from the Closing Date or five years from the termination of their Employment with the Company (the "Termination Date"), neither Goodman nor Reid will directly or indirectly compete with the Company in the factoring, asset based lending and financial services business (the "Business"). The restriction from competition agreed to herein shall be limited to States of Texas, California, New York, Illinois, Colorado, Oklahoma, Florida, Mississippi, New Jersey, Ohio, Michigan and Louisiana, or any other state within which the Company has done business prior to the Termination Date (the "Territory"). During such period (the "Covenant Period") neither Goodman nor Reid shall, directly or indirectly, either individually or on behalf of any Competing
Entity:

            (i) compete with the Company or engage in any aspect of the Company's Business anywhere within the Territory;

            (ii) undertake to plan or organize any Competing Entity within the Territory, nor shall either Goodman or Reid consult or discuss the possibility of employment or other relationship with any Competing Entity within the Territory; (notwithstanding anything else contained herein to the contrary, during the last six months of the Covenant Period, Keith Reid may plan, but not take action, for his post Covenant Period activities); and/or

            (iii) become associated or connected in any way with, participate in, be employed by, render services to, or consult with, any Competing Entity within the Territory.

      10.2. Definition of Competition. The term "compete" as used herein means to engage, directly or indirectly, either as a proprietor, partner, employee, agent, consultant, director, officer, controlling stockholder or in any other capacity or manner whatsoever. The phrase "interfere with" includes, but is not limited to, soliciting or selling any service or product offered by the Company in its operation of the Business in the Territory. The provisions of this Section shall not be construed as preventing either Goodman or Reid from investing assets in securities of any corporation provided that such purchases shall not result in either of them owning beneficially at any time 10% or more of the equity securities of any corporation engaged in a business competitive to that of the Business of the Company or otherwise being able to control or actively participate in the policy decisions of such competing business.

      10.3. Enforcement. It is the desire and intent of the parties that the provisions of this Section shall be enforced to the fullest extent permissible under the laws and public policies applied to each jurisdiction in which enforcement is sought. If any particular provision or portion of this Section is breached by either Goodman or Reid, the Buyer and the Company shall be entitled to an injunction restraining such party from such breach. Nothing herein shall be construed as prohibiting the Buyer or the Company from pursuing any other remedies for such breach or threatened breach.

      10.4. Additional Consideration for Stock Purchase. The undertakings and covenants of Goodman and Reid contained in this Section are an integral part of the transactions set forth in this Agreement, and the purchase price paid and to be paid by Buyer pursuant to this Agreement shall be consideration not only for the Shares but also for the undertakings and covenants of Goodman and Reid set forth herein.

      10.5. Exception to Non-Competition Covenant. Notwithstanding the restrictions set forth in this Article X, the Buyer and the Sellers agree that for purposes of this Agreement, Goodman and Reid may continue to own and operate a company known as Rediscounters, Inc., which is engaged in asset based accounts receivable financing for a single factor located in Dallas, Texas and a single factor located in Ft. Worth, Texas. Each of Goodman and Reid agrees that neither they nor their Affiliates, will, as a group, provide Rediscounters, Inc., and/or the factors mentioned above, with equity capital, debt capital and/or loan guarantees in an aggregate amount exceeding $1,600,000. Furthermore, Rediscounters, Inc. shall not increase its current customer base. Not withstanding anything else contained herein to the contrary, in the event Goodman or Reid is terminated Without Cause as an employee under the Employment Agreement attached hereto as Exhibit "B" or "C ", the restrictions set forth in this Article X, shall not be applicable to such terminated employee. In the event Buyer breaches Buyer's Note to a Seller, and such breach is not cured within the terms of such Buyer's Note, the restrictions set forth in this
Article X shall be of no further  force or effect as to the Seller whose Buyer's
Note is so breached.

                                  Article XI
              Indemnification, Survival, Termination And Expenses

      11.1. Nature and Survival of Representations. All representations, warranties, and covenants made by any party to this Agreement shall survive the Closing for three (3) years except for provisions which by their very terms are not to be fully performed for a longer period of time, and those covenants shall survive the Closing until fully performed. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties, and covenants and agreements contained in this Agreement and not upon any investigation which it might have made or any representations, warrants, agreement, promise, or information, written or oral, made by another party or another Person other than as specifically set forth herein.

      11.2. Indemnification. Within the period provided in paragraph 11.1 and in accordance with the terms of that paragraph, each Party to this Agreement shall indemnify and hold harmless each other Party at all times after the date of this Agreement against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses which exceed, in the aggregate, $25,000 exclusive of attorney's fees incident to any of the foregoing, resulting from any misrepresentations, Breach of covenant or warranty, or nonfulfillment of any agreement on the part of such party under this Agreement or from any misrepresentation in or omission from any certificate furnished or to be furnished to a Party hereunder. Subject to such $25,000 limitation, and the terms of this Agreement, the defaulting party shall reimburse the other party or parties on demand, for any reasonable payment made by said Parties at any time after the Closing, in respect of any liability or claim to which the foregoing indemnity relates, if such payment is made after reasonable notice to the other party to defend or satisfy the same and such party failed to defend or satisfy the same. No liability shall arise against a party hereof regarding a settlement of any claim unless such settlement was previously approved by such Party.

      11.3. Other Remedies. The indemnification provisions set forth in Sections
11.2 are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have for Breach of any representation, warranty or covenant.

     11.4. Termination. This agreement may be terminated at any time prior to the Closing:

            (a)  by the mutual consent of the Parties;

            (b) by any party if the Closing has not occurred by the 90th day after the delivery of Sellers' Schedules, or such other date, if any, as the Parties may agree to in writing; and

            (c) by a Party if any other Party refuses or fails to perform any covenant or agreement required to be performed by it under this Agreement or if any representation or warranty of any other party proves to have been inaccurate or misleading in any material respect at the time it was made or at the Closing and the other party refuses or fails after notice to correct or make not misleading any such misrepresentation or warranty.

            (d) by the Buyer for any reason within twenty (20) days after it has received all of the Disclosure Schedules.

      11.5. Effect of Termination. If this Agreement is terminated as permitted by Section 11.4. of this Agreement, such termination will be without liability of any party (or any shareholder, director, officer, employee, agent, consultant, or representative of such party) to the other parties to this Agreement; provided, that if such termination results from the failure of a party to use its or his best efforts to fulfill a condition to the performance of the obligations of the other parties or to perform a covenant of this Agreement or from a breach by any party to this Agreement, such Sellers or Buyer will be fully liable up to a maximum of $50,000.00 for any and all damages, costs, and expenses (including, but not limited to, reasonable counsel fees) sustained or incurred by the other parties as a result of such failure or Breach. Furthermore, if Buyer is unable to obtain financing under Section 9.10 of this Agreement, the Buyer shall pay each Seller a fee of $25,000 and in such event, this Agreement shall be terminated and shall be of no further force or effect and no party shall have any further rights or obligations under this Agreement.

                                  Article XII
                                 Miscellaneous

      12.1. Notices. Any notice provided for by this Agreement and any other notice, demand, or communication that any party may wish to send another will be in writing and either delivered in Person, transmitted by telecopier with receipt appropriately confirmed, or sent by registered or certified United States mail, first class postage prepaid, return receipt requested, in a properly sealed envelope, and addressed as follows:

      Buyer

      Douglas P. Morris
      17 W 220 22nd Street, Suite 420
      Oakbrook Terrace, IL 60181

      The Sellers

      Harold Goodman
      Keith Reid
      3003 LBJ Freeway, Suite 200
      Dallas, TX 75234

      The Parties to this Agreement may change their addresses for notice by notice given in the manner provided above. Any notice, demand, or other communication will be deemed given and effective as of the date of delivery in Person or upon receipt as set forth on the return receipt. The inability to deliver because of changed address of which no notice was given or the rejection or other refusal to accept any notice, demand, or other communication, will be deemed to be the receipt of the notice, demand, or other communication as of the date of such inability to deliver or the rejection or refusal to accept.

      12.2. Entire Agreement. This Agreement, together with all schedules and exhibits attached to this Agreement or referenced herein, constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the parties, including but not limited to the Letter of Intent heretofore entered into by the parties and there are no warranties, representations, or other agreements between the parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and the Schedules and attachments hereto.
Notwithstanding anything else contained herein to the contrary, the Non-Disclosure Agreement attached hereto as Exhibit "D" shall remain in full force and effect until the Closing and if there is no Closing, it shall continue hereafter in full force and effect.

      12.3. Effect; Assignment. This Agreement and all of the provisions of this Agreement will be binding and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns, but, except as expressly provided in this Agreement, neither this Agreement nor any of the rights, interests, or obligations under this Agreement will be assigned by operation of law or otherwise, by any party to this Agreement without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties to this Agreement and their respective successors and permitted assigns, any rights, remedies, or obligations under or by reason of this Agreement.

      12.4. Amendments; Waivers. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all parties to this Agreement. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other

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



provision of this Agreement (regardless of whether similar), nor will any such waiver constitute a continuing waiver unless otherwise expressly provided.

      12.5. Further Assurances. At any time and from time to time, after the Effective Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

      12.6. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      12.7. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.8. Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

      12.9. Legal Fees and Expenses. The prevailing party in any proceeding brought to enforce or interpret any provision of this Agreement shall be entitled to recover its reasonable attorney's fees, costs and disbursements incurred in connection with such proceeding, including, but not limited to the costs of experts, accountants and consultants and all other costs and services reasonably related to the proceeding, including those incurred in any bankruptcy or appeal, from the non-prevailing party or parties.

      12.10. Nature of Certain Obligations. The covenants of each of the Sellers in Article 3 above concerning the sale of his or Shares to the Buyer and the representations and warranties of each of the Sellers in Article 3 concerning the transaction are several obligations. This means that the particular Seller making the representation, warranty, or covenant will be solely responsible for any Damages the Buyer may suffer as a result of any breach thereof. The remainder of the representations, warranties, and covenants in this Agreement are joint and several obligations. This means that each Seller will be responsible for the entirety of any Damages the Buyer may suffer as a result of any breach thereof.

      12.11. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter

(regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

      12.12. Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      12.13. Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court in Dallas County, Texas.

      12.14. Texas Law. This Agreement shall be construed in accordance with and governed by the laws of the state of Texas (without regard to principles of conflicts of law). Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought in the federal or state courts of Dallas County, Texas.

      12.15.      Mediation and Arbitration.

            12.15.1. Mediation. In the event a dispute arises between the parties under this Agreement, other than a dispute entitling a party to injunctive or equitable relief hereunder, the parties agree to jointly submit the matter to non-binding mediation prior to seeking any further remedies.

            12.15.2.Arbitration. With the exception of a party's right to a temporary restraining order, a preliminary injunction or a permanent injunction under Article X above, controversies under, or claims arising out of, or relating to this Agreement, or any breach thereof, which are not otherwise resolved through mediation, shall be resolved by arbitration in Dallas, Texas in accordance with the rules of the American Arbitration Association in effect at the time of arbitration. Judgment upon any Arbitration Award under this Agreement may be entered in any court having jurisdiction thereof under the Texas Arbitration Act. It is the intention of the parties that only the issue of whether or not a party may be entitled to, and have entered, a Temporary Restraining Order, a Preliminary Injunction or a Permanent Injunction, under
Article X above, shall not be subject to and not be required to be arbitrated under this Agreement. In any arbitration proceeding under this Agreement, costs including reasonable attorney's fees, shall be granted to the party prevailing in such arbitration.

      12.16. Additional Condition to Closing. Notwithstanding any provision contained in this Agreement to the contrary, the parties acknowledge that the final Exhibits and Schedules referred to in this Agreement have not been delivered to the respective parties. The parties hereby acknowledge and agree that the Closing of this Agreement is expressly subject to and conditioned upon the completion of, and delivery of, such Exhibits and Schedules in final form and in a form which is satisfactory to and approved by all parties hereto, and that the Sellers will commence the termination of the Company's present profit sharing plan.


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



      IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                          U.S. COMMERCIAL FUNDING, INC.
                                          an Illinois corporation


Dated: ____________ __, 1998              By         /s/
                                             ----------------------------
                                                Larry Meek
                                                President

Dated: ____________ __, 1998              By               /s/
                                             ----------------------------
                                                Harold Goodman


Dated: ____________ __, 1998              By                   /s/
                                             ----------------------------
                                               Keith Reid





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



                                   AMENDMENT
                          TO STOCK PURCHASE AGREEMENT

      This Amendment to Stock Purchase Agreement is entered into by is made as of September __, 1998, by U.S. Commercial Funding Corporation, an Illinois corporation ("Buyer"), Harold Goodman, an individual resident in Texas ("Goodman"), and Keith Reid, an individual resident in Texas ("Reid" and, collectively with Goodman, "Sellers").

                                   Recitals:

      The Seller and Buyer entered into a Stock Purchase Agreement (the "Agreement") on May 19 and May 20, 1998, for the sale and purchase of all of the issued and outstanding shares of Goodman Factors, Inc., a Texas corporation. A copy of the Agreement is attached hereto.

      The Agreement is hereby amended, effective immediately, as set forth below. The Amendments set forth below shall control over any inconsistent terms of the Agreement. This Amendment shall be deemed part of and incorporated fully in the Agreement and any references to the Agreement shall also refer to this Amendment.

                                   Amendment

      1. Section 2.2. Section 2.2 of the Agreement shall be amended in its entirety to read as follows:

      2.2. Purchase Price. The Buyer agrees to pay to the Sellers at the Closing, Eleven Million Seven Hundred and Fifty Thousand Dollars ($11,750,000) (the "Purchase Price") by delivery of (i) its promissory notes (the "Buyer Notes") in the form of Exhibit A attached hereto in the aggregate principal amount of $3,750,000 and (ii) cash for the balance of the Purchase Price ($8,000,000) payable by wire transfer or delivery of other immediately available funds. The Purchase Price shall be allocated among the Sellers in proportion to their respective holdings of the Shares as follows:

            Seller                  Buyer Note        Cash

            Harold Goodman          $1,875,000        $4,000,000
            Keith Reid              $1,875,000        $4,000,000


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



     2. Section 2.4. Section 2.4 (b) (1) and (ii) are amended in their entirety to read as follows:

            (b) Buyer will deliver to Sellers:

                  (i) the following amounts by bank cashier's or certified check payable to the order of or by wire transfer to accounts specified by Goodman and Reid, respectively: $4,000,000 to Goodman and $4,000,000 to Reid;

                  (ii) promissory notes payable to Goodman and Reid in the respective principal amounts of $1,875,000 and $1,875,000 in the form of Exhibit A;

      In Witness Thereof, the Sellers and Buyer have executed this Amendment to the Agreement on the date and year set forth in the first paragraph of this Amendment. All other terms and conditions of the Agreement shall remain in full force and effect except as modified by this Amendment otherwise agreed to in writing by the Seller and Buyer.

                                          U.S. COMMERCIAL FUNDING, INC.
                                          an Illinois corporation


Dated: September __, 1998                 By    /s/
                                             ----------------------------
                                              Larry Meek, President


Dated: September__, 1998                  By        /s/
                                             ----------------------------
                                                 Harold Goodman


Dated: September__, 1998                  By            /s/
                                             -----------------------------
                                                 Keith Reid





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